Exhibit 99.1

Heliospace Announces Founder Loan Conversion to Common Equity

Conversion Strengthens Balance Sheet and Demonstrates Long-Term Commitment to Company Growth

Berkeley, Calif.,— Dec. 04, 2025 (GLOBE NEWSWIRE) — Heliospace, a subsidiary of Helio Corporation (OTCID:HLEO), (“the Company”), an aerospace company specializing in cutting-edge technologies that empower space exploration and innovation, today announced that its founders have voluntarily converted outstanding loans previously provided to the Company into shares of common stock.

The conversion eliminates $1,057,765 of founder-provided debt from the Company’s balance sheet and replaces it with long-term equity capital. This action enhances the Company’s capital structure, reduces liabilities, and is expected to better position the Company for potential financing initiatives.

Under the terms of the conversions, founders Gregory T. Delory and Paul S. Turin exchanged an aggregate of $1,057,765 in outstanding principal and accrued interest for a total of 7,398,459 shares of the Company’s common stock at a conversion price of $0.142971 per share, which represented the 20-day Volume-Weighted Average Price (VWAP) of the share price through December 1, 2025, as reported by OTC Markets Group.

“This conversion reflects our confidence in the Company’s long-term vision and our commitment to supporting its continued growth,” said Gregory Delory, CEO. “We believe that strengthening the Company’s balance sheet at this stage will improve our ability to attract new investment and expand our capabilities, and enhance the Company’s financial flexibility as we enter the next phase of development.”

The converted loans were originally extended by the founders to support early operational and development activities. With this conversion, the Company expects to improve its debt-equity ratio and reduce near-term cash obligations.

The Company continues to advance its space qualified mechanisms and advanced deployable systems in preparation for new incoming contracts as well as expansion into new lines of business in 2026.

About Helio Corporation

Heliospace is an aerospace company specializing in cutting-edge hardware, systems engineering, and mission-critical services for space exploration. With deep expertise in civil space missions, Heliospace serves customers including NASA and other government agencies along with commercial, private, non-profit and academic institutions. Heliospace’s mission is to empower humanity’s scientific and commercial expansion into space, lead in the dynamic space economy, and create lasting value for partners and investors. Visit helio.space for more information.

Heliospace Corporation is a wholly owned subsidiary of Helio Corporation, a technology, engineering and research and development holding company serving commercial, government and non-profit organizations.

Note Regarding Forward Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like "believes," "could," "possibly,” "probably," "anticipates," "estimates," "projects," "expects," "may," "will," "should," "seek," "intend," "plan,” "expect," or "consider" or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this presentation, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this presentation are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in, or made in connection with this presentation and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in the Company’s business plans or model.

For More Information Contact: info@helio.space